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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the previously filed registration statements of ChiRex on Form S-8 (File Nos. 333-02216, 333-02218 and 333-02220) of our reports dated February 27, 1996, on our audits of the financial statements of Sterling Organics Limited and our audit of the financial statements of Crossco (157) Limited, which reports are included in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Selected Historical Financial Data."



                                          COOPERS & LYBRAND


Newcastle upon Tyne
England
March 7, 1997